Exhibit 4.13

Execution Copy

SHAREHOLDERS AGREEMENT

SHAREHOLDERS AGREEMENT, dated as of October 10, 2006 (this “Agreement”), by and between ITC Holdings Corp., a Michigan corporation (the “Company”) and Macquarie Essential Assets Partnership, an Ontario limited partnership (the “Stockholder”).

WHEREAS, pursuant to and in accordance with the terms of that certain Purchase Agreement, dated as of May 11, 2006 (as the same may be amended, the “Purchase Agreement”), by and among the Company, the Stockholder and the other parties thereto, the Company has agreed to acquire all of the issued and outstanding capital stock of the Acquired Entities (as defined in the Purchase Agreement) in exchange for cash and shares of Common Stock (defined below);

WHEREAS, the Stockholder has elected to receive Common Stock pursuant to the terms of the Purchase Agreement and, as a result of and immediately following the consummation of the transactions contemplated by the Purchase Agreement, the Stockholder owns that number of Registrable Securities (defined below) set forth on the signature page hereto; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company and the Stockholder desire to enter into this Agreement to set forth certain rights and obligations of the Company and the Stockholder with respect to the ownership by the Stockholder of the Common Stock, all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows.

1.             Definitions.           As used in this Agreement, the following terms shall have the following meanings:

(a)           “Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.  For the avoidance of doubt, the Canadian Pension Plan Investment Board shall be considered an Affiliate of the Stockholder for all purposes of this Agreement.

(b)           “Closing Date” has the meaning assigned to such term in the Purchase Agreement.

(c)           “Common Stock” means common stock, no par value, of the Company.

(d)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(e)           “Holder” means the Stockholder and any Affiliate of the Stockholder to whom the Stockholder Transfers Registrable Securities in accordance with the terms of this Agreement and who agrees in writing with the Company to be bound by the provisions of this Agreement.

(f)            “Lock-Up Period” shall mean the period commencing on the Closing Date and ending on the date that is the first anniversary of the Closing Date.

(g)           “Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

(h)           “Registrable Securities” means shares of Common Stock issued to the Stockholder by the Company pursuant to the Purchase Agreement, and any Common Stock which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification.  Any particular Registrable Securities that are issued shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such shares of Common Stock shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) such shares of Common Stock shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; (iii) the date on which all such shares of Common Stock may be freely sold publicly under Rule 144(k) under the Securities Act (or any successor provision) (assuming the “holding period” for purposes of Rule 144 commenced on the date hereof) and the Company shall (upon receipt by the Company of any necessary legal opinions to such effect from the Holder’s counsel) have issued to the applicable Holder new unlegended shares and cancelled any stop transfer restrictions or other restrictions with respect to such shares of Common Stock; or (iv) such shares of Common Stock shall have ceased to be outstanding.

(i)            “Registration Expenses” means any and all expenses (other than underwriting discounts and commissions) incurred in connection with the registrations, filings or qualifications of Registrable Securities pursuant to Section 3 for each Holder, including (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses and (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance; provided that such expenses shall not include expenses of counsel other than those provided for in clause (iv) above.

(j)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(k)           “SEC” means the United States Securities and Exchange Commission.

(l)            “Transfer”  means any voluntary or involuntary attempt to, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise, offer, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any Registrable Securities, or the consummation of any such transactions.

2.             Transfer of the Registrable Securities.

(a)           Restrictions on Transfer.  The Stockholder may not Transfer any Registrable Security without the Company’s prior written consent except:

(i)            during the Lock-Up Period, to any Affiliate of the Stockholder who agrees in writing with the Company to be bound by all of the provisions of this Agreement to the same extent as the Stockholder; or

(ii)           after the expiration of the Lock-Up Period and:

(A)          pursuant to an effective registration statement under the Securities Act;

(B)           pursuant to Rule 144 under the Securities Act; or

(C)           upon receipt by the Company of an opinion of counsel, delivered by such Stockholder and reasonably satisfactory to the Company, that such Transfer is exempt from registration under the Securities Act.

(b)           Restrictive Legends.  The Stockholder hereby acknowledges and agrees that, during the term of this Agreement, each of the certificates or book-entry confirmations representing Registrable Securities shall be subject to stop transfer instructions and shall include the applicable portion(s) of the legend set forth below:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR CONFIRMATION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR CONFIRMATION ARE SUBJECT TO THE TERMS OF THE SHAREHOLDERS AGREEMENT, DATED AS OF OCTOBER 10, 2006, AND MAY NOT BE TRANSFERRED UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT.   A COPY OF SUCH SHAREHOLDERS AGREEMENT IS ON FILE WITH THE SECRETARY OF ITC HOLDINGS CORP. AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR.  THE HOLDER OF THESE SHARES, BY ACCEPTANCE OF THIS CERTIFICATE OR CONFIRMATION, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.”

The certificates or book-entry confirmations representing such Registrable Securities shall be replaced, at the expense of the Company, with certificates or book-entry confirmations not bearing the legend required by this Section 2(b) and any such stop transfer restrictions shall be cancelled, upon (i) the Transfer of Registrable Securities in compliance with Section 2 or (ii) the applicability of clause (iii) of the definition of “Registrable Securities” with respect to the Common Stock.

(c)           Transfers Not In Compliance.  A purported or attempted Transfer of Registrable Securities by the Stockholder that does not comply with this Agreement shall be void ab initio and the purported transferee or successor by operation of law shall not be deemed to be a stockholder of the Company for any purpose and shall not be entitled to any of the rights of a stockholder, including the right to vote any Registrable Securities or to receive a certificate or certificates for the Registrable Securities or any dividends or other distributions on or with respect to the Registrable Securities.

(d)           Restriction on Certain Transactions.  From and after the date hereof until the expiration of the Lock-Up Period, the Stockholder hereby covenants and agrees that such Stockholder shall not, directly or indirectly, enter into any transaction with respect to the Common Stock held by the Stockholder designed to reduce its risk relative to its position as a holder of Common Stock, without the Company’s written consent.

3.                                      Incidental Registrations.

(a)           Right to Include Registrable Securities.  If the Company at any time following the expiration of the Lock-Up Period and before the date that is the second anniversary of the date of this Agreement proposes to register Common Stock under the Securities Act for its own account (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes, or a registration of Common Stock to be issued by the Company to acquire the assets or securities of another entity in connection with an acquisition or other business combination transaction) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, the Company will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Section 3.  Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.  If a registration requested pursuant to this Section 3(a) involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

(b)           Expenses.  The Company will pay all Registration Expenses in connection with each registration of Registrable Securities.  The Holders shall bear and pay any underwriting commissions and discounts applicable to the Registrable Securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement, as well as fees and disbursements of counsel or other advisors to the Holders.

(c)           Priority in Incidental Registrations.  If a registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering as contemplated by the Company (other than the Registrable Securities), then the Company will include in such registration (i) first, 100% of the securities the Company proposes to sell, (ii) second, up to 100% of the securities, if any, requested to be registered by any holder of Common Stock pursuant to demand registration rights in any agreement between the Company and such Person, and (iii) third, to the extent of the number of Registrable Securities (and Common Stock held by any other Persons with similar incidental registration rights) requested to be included in such registration pursuant to this Section 3 which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Registrable Securities (and such Common Stock held by any other Person) which the Holders (and such other Persons) have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders (and such other Persons) on the basis of the relative number of shares of Registrable Securities then held by each such Holder (or shares of Common Stock then held by such other Person); provided that any shares thereby allocated to any such Holder (or such other Person) that exceed such Holder’s (or such other Person’s) request will be reallocated among the remaining requesting Holders (and such other Persons) in like manner.

4.                                      Registration Procedures.

(a)           If and whenever the Company is required to use its commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will use its commercially reasonable efforts to:

(i)            prepare and, in any event within 120 days after the end of the period within which a request for registration may be given to the Company pursuant to Section 3, file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 3 at any time prior to the effective date of the registration statement relating thereto;

(ii)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(iii)          furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(iv)          use its commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v)           use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(vi)          notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vii)         (A) use its commercially reasonable efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (B) use its commercially reasonable efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(viii)        notify the sellers of Registrable Securities included in such registration statement and the managing underwriter or agent (A) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (B) of the receipt of any comments from the SEC, (C) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (D) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(ix)           use commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(x)            cooperate with the sellers of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such sellers may request; and

(xi)           cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

(b)           The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

(c)           Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (vi) of this Section 4, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 4, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.                                      Indemnification.

(a)           Indemnification by the Company.  In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 3, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any

Registrable Securities covered by such registration statement, each affiliate of such seller and their respective directors and officers, members or general and limited partners (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney’s fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with information furnished to the Company by such seller; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 5(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter.  For purposes of the last proviso to the immediately preceding sentence, the term “prospectus” shall not be deemed to include the documents, if any, incorporated therein by reference, and no Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any preliminary prospectus or the final prospectus to any person other than a person to whom such underwriter had delivered such incorporated document or documents in response to a written request therefor.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

(b)           Indemnification by the Seller.  The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with

Section 4 herein, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a)) the Company and all other prospective sellers with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such seller or underwriter.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller.  In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Notices of Claims, Etc.  Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)           Contribution.  If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and such Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party under this Section 5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)           Other Indemnification.  Indemnification similar to that specified in the preceding provisions of this Section 5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(f)            Non-Exclusivity.  The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

6.             Rule 144.              The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.  Notwithstanding anything contained in this Section 6, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

7.                                      Miscellaneous.

(a)           Other Investors.  The Company may enter into agreements with other purchasers or holders of Common Stock making them parties hereto (and thereby giving them all, or a portion, of the rights, preferences and privileges of an original party hereto) with respect to additional shares of Common Stock (the “Supplemental Agreements”); provided, however, that pursuant to any such Supplemental Agreement, such purchaser expressly agrees to be bound by all of the terms, conditions and obligations of this Agreement as if such purchaser were an original party hereto.  All shares of Common Stock issued or issuable pursuant to, or otherwise covered by, such Supplemental Agreements shall be deemed to be Registrable Securities to the extent provided therein.

(b)           Holdback Agreement.  If any such registration shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), within seven days before or such period not to exceed 180 days as the underwriting agreement may require (or such lesser period as the managing underwriters may permit) after the effective date of such registration, and the Company hereby also so agrees and agrees to cause each other holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company (at any time other than in a public offering) to so agree.

(c)           Termination.  Except with respect to Section 2, this Agreement and the obligations of the parties hereunder (other than Section 7 hereof) shall terminate on the earliest of (i) the first date on which the Stockholder and its Affiliates beneficially own, in the aggregate, less than 1% of the outstanding shares of Common Stock and (ii) the first date on which the Stockholder ceases to beneficially own any Registrable Securities.

(d)           Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding.  Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 7(d), whether or not such Registrable Securities shall have been marked to indicate such consent.

(e)           Successors, Assigns and Transferees.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(f)            Notices.  All notices, consents or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or on the third business day following the business day when sent by registered or certified mail or on the business day following the business day sent by overnight courier or on the business day sent by facsimile if sent prior to 5.00 pm (New York time) to a party hereto at its address specified below or to such other address as any party may indicated by a notice delivered to the other parties hereto:

(i)	if to the Company:

ITC Holdings Corp.
39500 Orchard Hill Place, Suite 200
Novi, Michigan 48375
	Attention:	Daniel J. Oginsky, Esq.
Vice President, General Counsel and Secretary
	Facsimile:	(248) 374-7117

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue
New York, New York 10017
	Attention:	David J. Sorkin
Brian M. Stadler
	Facsimile:	(212) 455-2502

(ii)	if to the Stockholder:

Macquarie Essential Assets Partnership
c/o Macquarie Canadian Infrastructure Management Limited
Canadian Pacific Tower
100 Wellington Street West
Suite 2200
Toronto, Ontario M5K 1J3
	Attention:	Alina Osorio
	Telephone:	(416) 607-5035
	Facsimile:	(416) 607-5073

with an additional copy (which shall not constitute notice) to:

Ian Macdonald
Gowling Lafleur Henderson LLP
Suite 1600
1 First Canadian Place
100 King Street West
Toronto, Ontario, Canada
M5X 1G5

If to any other holder of Registrable Securities, to the address of such other holder as shown in the stock record book of the Company, or to such other address as any of the above shall have designated in writing to all of the other above.

(g)           Entire Agreement.  This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

(h)           Descriptive Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

(i)            Interpretation.  When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” shall not be exclusive.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(j)            Severability.  In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(k)           Counterparts.  This Agreement may be executed in counterparts (including by facsimilie), and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

(l)            Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.  The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

(m)          Specific Performance.  The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or in equity.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

ITC HOLDINGS CORP.

By:	/s/ Joseph L. Welch
	Name:	Joseph L. Welch
	Title:	President and CEO

MACQUARIE ESSENTIAL ASSETS PARTNERSHIP

By:	Macquarie Canadian Infrastructure
Management Limited, its General Partner

By:	/s/ Alina Osorio
	Name:	Alina Osorio
	Title:	CEO

By:	/s/ Gregory Smith
	Name:	Gregory Smith
	Title:	Director

Shares of Common Stock issued to Stockholder on the date hereof: 2,195,045

[SIGNATURE PAGE—SHAREHOLDERS AGREEMENT]